Registration No. 333 –_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________

CURO GROUP HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	90-0934597 (I.R.S. Employer Identification Number)

3527 North Ridge Road, Wichita, KS (Address of Principal Executive Offices)	67205 (Zip Code)

CURO Group Holdings Corp.
2017 Incentive plan

(Full Title of the Plan)

Vin Thomas Chief Legal Officer 3527 North Ridge Road Wichita, Kansas 67205	Copies to:	Charlie Goode Warner Norcross & Judd LLP 150 Ottawa Avenue, NW Suite 1500 Grand Rapids, Michigan 49503-2832

(Name and Address of Agent for Service)

(316) 722-3801
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)(3)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee
Common Stock	4,000,000 shares (1)	$17.44	$69,760,000	$7,610.82

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares as may be authorized in the event of an adjustment as a result of an increase in the number of issued shares of common stock resulting from the payment of stock dividends or stock splits or certain other capital adjustments. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	The registration fee is computed in accordance with Rule 457(h) and (c) under the Securities Act of 1933. On June 16, 2021, the average of the high and low sales prices for CURO Group Holdings Corp. common stock as reported on the NYSE was $17.44.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by CURO Group Holdings Corp. (also referred to as the “Registrant” and “CURO”), pursuant to General Instruction E to Form S-8 under the Securities Act of 1933 to register additional shares of CURO’s Common Stock, $0.001 par value per share (“Common Stock”), to be issued under CURO’s 2017 Incentive Plan (the “Plan”). The Registrant’s stockholders approved amendments to the Plan on June 17, 2021. The amended Plan is more fully described in Proposal 3 and Annex A contained in the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on April 29, 2021. CURO previously registered:

•	5,000,000 shares of Common Stock to be issued under the Plan pursuant to the CURO’s Registration Statement on Form S-8 (File No. 333-221945), filed on December 8, 2017.

The contents of the previously filed Form S-8 Registration Statement are hereby incorporated in this registration statement by reference, except as revised by Part II of this Registration Statement.

Part II

Information required in the registration statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by CURO with the Securities and Exchange Commission are incorporated in this registration statement by reference:

(a)       The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2020.

(b)       All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since December 31, 2020.

(c)       The description of CURO Group Holdings Corp. common stock contained in Exhibit 4.4 to the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2020.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 8.	Exhibits.

The following exhibits are filed as part of or incorporated by reference into this registration statement:

Exhibit Number	Document

4.1	Amended and Restated Certificate of Incorporation of Registrant. Previously filed as an exhibit to Registrant’s Form 10-Q filed August 5, 2020. Here incorporated by reference.

4.2	Amended and Restated Bylaws of Registrant, as currently in effect, and any amendments thereto. Previously filed as an exhibit to Registrant’s Form 8-K filed December 11, 2017. Here incorporated by reference.

4.3	Form of Common Stock Certificate. Previously filed as an exhibit to Registrant’s Form S-1 filed November 28, 2017. Here incorporated by reference.

5	Opinion of Warner Norcross & Judd LLP.

23.1	Consent of Independent Registered Accounting Firm.

23.2	Consent of Warner Norcross & Judd LLP (included in Exhibit 5 and here incorporated by reference).

24	Powers of Attorney.

99.1	CURO Group Holdings Corp. 2017 Incentive Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on June 17, 2021.

CURO Group Holdings Corp.

By:	/s/ Don Gayhardt	June 17, 2021
Don Gayhardt President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Don Gayhardt	President, Chief Executive Officer and Director (Principal Executive Officer)	June 17, 2021
Don Gayhardt

/s/ Roger Dean	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 17, 2021
Roger Dean

*/s/ David Strano	Chief Accounting Officer (Principal Accounting Officer)	June 17, 2021
David Strano

*/s/ Doug Rippel	Executive Chairman of the Board of Directors	June 17, 2021
Doug Rippel

*/s/ Chris Masto	Lead Independent Director	June 17, 2021
Chris Masto

*/s/ Chad Faulkner	Director	June 17, 2021
Chad Faulkner

*/s/ Andrew Frawley	Director	June 17, 2021
Andrew Frawley

*/s/ David M. Kirchheimer	Director	June 17, 2021
David M. Kirchheimer

*/s/ Mike McKnight	Director	June 17, 2021
Mike McKnight

*/s/ Gillian Van Schaick	Director	June 17, 2021
Gillian Van Schaick

*/s/ Elizabeth Webster	Director	June 17, 2021
Elizabeth Webster

*/s/ Dale E. Williams	Director	June 17, 2021
Dale E. Williams

*/s/ Karen Winterhof	Director	June 17, 2021
Karen Winterhof

*By /s/ Roger Dean
Roger Dean Attorney-in-Fact